Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia,
VP, Finance and CFO	IR Coordinator
Tel: (408) 938-6457	Tel: (408) 938-6491
Email:gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Fourth Fiscal Quarter and Fiscal

Year 2015 Results

SAN JOSE, Calif.—February 11, 2016—PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), the leading provider of process-design integration technologies to enhance integrated circuit (IC) manufacturability, today announced financial results for its fourth fiscal quarter and fiscal year ended December 31, 2015.

Total revenues for the fourth fiscal quarter of 2015 totaled $24.1 million, up 1% from $23.9 million for the third fiscal quarter of 2015 and down 8% when compared to total revenues of $26.1 million for the fourth fiscal quarter of 2014. Design-to-silicon-yield solutions revenue for the fourth fiscal quarter of 2015 totaled $14.3 million, down 17% from $17.2 million for the third fiscal quarter of 2015 and up 3% when compared to design-to-silicon-yield solutions revenue of $13.9 million for the fourth fiscal quarter of 2014. Gainshare performance incentives revenue for the fourth fiscal quarter of 2015 totaled $9.8 million, up 48% from $6.6 million for the third fiscal quarter of 2015 and down 20% from $12.2 million for the fourth fiscal quarter of 2014.

Total revenues for the fiscal year ended December 31, 2015 totaled $98.0 million, down 2% when compared with total revenues of $100.2 million for the fiscal year ended December 31, 2014. Design-to-silicon-yield solutions revenues for the fiscal year ended December 31, 2015 totaled $63.8 million, up 21% when compared with design-to-silicon-yield solutions revenues of $52.8 million for the fiscal year ended December 31, 2014. Gainshare performance incentives revenues for the fiscal year ended December 31, 2015 totaled $34.1 million, down 28% when compared with gainshare performance incentives revenues of $47.4 million for the fiscal year ended December 31, 2014.

On a GAAP basis, net income for the fourth fiscal quarter of 2015 was $2.8 million, or $0.09 per basic and diluted share, compared to $1.5 million, or $0.05 per basic and diluted share, for the third fiscal quarter of 2015, and compared to $5.8 million, or $0.19 per basic and $0.18 per diluted share, for the fourth fiscal quarter of 2014. Net income for the fiscal year ended December 31, 2015 was $12.4 million, or $0.39 per basic and diluted share, compared to net income of $18.5 million, or $0.60 per basic and $0.58 per diluted share, for the fiscal year ended December 31, 2014.

Cash and cash equivalents were $126.2 million at December 31, 2015, compared to $115.5 million at December 31, 2014.

Non-GAAP net income for the fourth fiscal quarter of 2015 was $5.7 million, or $0.18 per diluted share, compared to $5.8 million, or $0.18 per diluted share, for the third fiscal quarter of 2015, and compared to $9.1 million, or $0.29 per diluted share, for the fourth fiscal quarter of 2014. Non-GAAP net income for the fiscal year ended December 31, 2015 was $25.6 million, or $0.80 per diluted share, compared to non-GAAP net income of $33.8 million, or $1.06 per diluted share, for the fiscal year ended December 31, 2014. EBITDAR for the fourth quarter of 2015 was $7.5 million, or $0.23 per diluted share, compared to $7.4 million, or $0.23 per diluted share, for the third fiscal quarter of 2015, and compared to $10.8 million, or $0.34 per diluted share, for the fourth fiscal quarter of 2014. EBITDAR for the fiscal year ended December 31, 2015 was $32.5 million, or $1.01 per diluted share, compared to $40.5 million, or $1.27 per diluted share, for the fiscal year ended December 31, 2014.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. EBITDAR is calculated by taking GAAP net income, adding back the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangibles, depreciation expense and income tax provision (benefit). These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below. For a more detailed reconciliation of the adjustments made to comparable GAAP measures, please refer the “GAAP to Non-GAAP and EBITDAR Reconciliation” provided in the Investor Relations section of our website at http://ir.pdf.com/sec.cfm.

Forward-Looking Statements

The statements made on the conference call to regarding PDF Solutions' financial results for its fourth fiscal quarter and fiscal year ended December 31, 2015, including the Company's future expected financial results, are forward looking and are subject to events and circumstances of the future. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers' production volumes at gainshare-covered facilities; continued adoption of the Company's solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; and other risks set forth in PDF Solutions' periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2014, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions enables customers to reduce the time to market of integrated circuits (“ICs”), lower the cost of IC design and manufacturing and improve profitability. The Company has developed proprietary products and provides services that target the entire Process Life Cycle, which is a term used to mean the time from technology development and the design of an IC to volume manufacturing of that IC to product assembly and test.

PDF Solutions’ products and services consist of proprietary test structures and electrical test systems, physical intellectual property, enterprise platform software and professional services. The Company’s Characterization Vehicle® (CV®) electrical test chip infrastructure provides core modeling capabilities, and is used by more leading manufacturers than any other test chips in the industry. Proprietary Template™ layout patterns for standard cell libraries optimize area, performance, and manufacturability for designing IC products. The Exensio™ platform for big data unlocks relevant, actionable information buried in wafer fabrication, process control and test data through four, key components: Exensio-Yield, Exensio-Control, Exensio-Test, and Exensio-Char. The Exensio platform is available either on-premise or via software as a service (SaaS).

Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. PDF Solutions is listed on The NASDAQ National Market under the ticker symbol PDFS. For the Company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. Exensio and Template are trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	December 31, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$126,158	$115,464
Accounts receivable, net	33,438	37,725
Deferred tax assets - current portion	-	3,343
Prepaid expenses and other current assets	3,655	2,888
Total current assets	163,251	159,420
Property and equipment, net	11,325	8,832
Deferred tax assets - non-current portion	10,299	8,025
Goodwill	215	-
Intangible assets, net	5,028	-
Other non-current assets	1,651	1,161
Total assets	$191,769	$177,438

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,293	$803
Accrued compensation and related benefits	4,812	6,112
Accrued and other current liabilities	2,382	1,733
Deferred revenues - current portion	4,702	3,740
Billings in excess of recognized revenue	1,267	-
Total current liabilities	14,456	12,388
Non-current liabilities	3,006	3,227
Total liabilities	17,462	15,615

Stockholders’ equity:
Common stock and additional paid-in-capital	266,013	248,739
Treasury stock at cost	(50,383)	(34,048)
Accumulated deficit	(39,780)	(52,187)
Accumulated other comprehensive loss	(1,543)	(681)
Total stockholders’ equity	174,307	161,823
Total liabilities and stockholders’ equity	$191,769	$177,438

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Twelve months ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Revenues:
Design-to-silicon-yield solutions	$14,282	$17,246	$13,898	$63,839	$52,769
Gainshare performance incentives	9,790	6,632	12,163	34,138	47,394
Total revenues	24,072	23,878	26,061	97,977	100,163

Costs of Design-to-silicon-yield solutions:
Direct costs of Design-to-silicon-yield solutions	9,984	10,172	9,549	38,847	37,822
Impairment of deferred costs	-	-	-	-	1,892
Amortization of acquired technology	96	80	-	176	-
Total costs of Design-to-silicon-yield solutions	10,080	10,252	9,549	39,023	39,714
Gross profit	13,992	13,626	16,512	58,954	60,449

Operating expenses:
Research and development	5,398	5,173	3,782	19,096	14,064
Selling, general and administrative	5,085	5,665	4,970	20,421	18,457
Amortization of other acquired intangible assets	107	89	-	196	31
Restructuring charges	-	-	-	-	57
Total operating expenses	10,590	10,927	8,752	39,713	32,609

Income from operations	3,402	2,699	7,760	19,241	27,840
Interest and other income (expense), net	15	64	201	181	119
Income before income taxes	3,417	2,763	7,961	19,422	27,959
Income tax provision	620	1,269	2,210	7,015	9,497
Net income	$2,797	$1,494	$5,751	$12,407	$18,462

Net income per share:

Basic	$0.09	$0.05	$0.19	$0.39	$0.60

Diluted	$0.09	$0.05	$0.18	$0.39	$0.58

Weighted average common shares:
Basic	31,323	31,516	31,028	31,424	30,743
Diluted	31,858	32,106	31,831	32,164	31,939

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Twelve months ended

	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
GAAP net income	$2,797	$1,494	$5,751	$12,407	$18,462
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	2,639	2,564	2,287	9,756	8,547
Impairment of deferred costs	-	-	-	-	1,892
Previously impaired deferred costs (1)	-	-	-	(1,892)	-
Amortization of acquired technology	96	80	-	176	-
Amortization of other acquired intangible assets	107	89	-	196	31
Restructuring charges		-	-	-	57
Acquisition costs (2)	62	290	-	835	-
Acquisition related contingent earn-out (2)	25	475	-	500	-
Acquisition related deferred revenue adjustment (2)	400	501	-	901	-
Non-cash portion of income tax expense	(390)	270	1,039	2,725	4,836
Non-GAAP net income	$5,736	$5,763	$9,077	$25,604	$33,825

GAAP net income per diluted share	$0.09	$0.05	$0.18	$0.39	$0.58
Non-GAAP net income per diluted share	$0.18	$0.18	$0.29	$0.80	$1.06

Shares used in diluted shares calculation	31,858	32,106	31,831	32,164	31,939

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME TO EBITDAR (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Twelve months ended

	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014

GAAP net income	$2,797	$1,494	$5,751	$12,407	$18,462
Adjustments to reconcile GAAP net income to EBITDAR:
Stock-based compensation expense	2,639	2,564	2,287	9,756	8,547
Impairment of deferred costs (1)	-	-	-	-	1,892
Previously impaired deferred costs (1)	-	-	-	(1,892)	-
Amortization of acquired technology	96	80	-	176	-
Amortization of other acquired intangible assets	107	89	-	196	31
Restructuring charges	-	-	-	-	57
Acquisition costs (2)	62	290	-	835	-
Acquisition related contingent earn-out (2)	25	475	-	500	-
Acquisition related deferred revenue adjustment (2)	400	501	-	901	-
Depreciation expense	727	682	551	2,646	2,010
Income tax provision	620	1,269	2,210	7,015	9,497
EBITDAR	$7,473	$7,444	$10,799	$32,540	$40,496

EBITDAR per diluted share	$0.23	$0.23	$0.34	$1.01	$1.27

Shares used in diluted shares calculation	31,858	32,106	31,831	32,164	31,939

(1) As announced on September 29, 2014, we were unable to close two Design-to-silicon-yield solutions contracts, which restricted our ability to book revenue relating to work on these projects and required us to impair previously deferred costs of $1.9 million in the three months ended September 30, 2014. As reported on January 7, 2015, in the three months ended March 31, 2015, we executed those two contacts, which increased our Design-to-Silicon-Yield Solutions revenue in the quarter by approximately $6.0 million. Reinstatement of previously impaired costs is not allowed under US GAAP. Accordingly, in order to match the revenue and the cost associated with these two contracts, management has included these costs in the current period as a non-GAAP reconciling item.

(2) As announced on July 20, 2015, the Company completed the acquisition of Syntricity, Inc., the industry leading hosted solution for characterization and yield management. In relation to this acquisition, the company incurred direct acquisition costs, acquisition related contingent earn-out and recorded an adjustment to reduce revenue recognized from deferred revenue arising from the acquisition. Accordingly, for non-GAAP purposes, the Company is excluding these expenses and the reduction to revenue in order to provide better comparability between periods.